UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-A/A
Amendment No. 5

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	52-2107911
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	NYSE American
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Not Applicable
Securities registered pursuant to Section 12(g) of the Act:
None.

EXPLANATORY NOTE
This amendment hereby amends the registration statement on Form 8-A originally filed by Centrus Energy Corp. (the “Company”) with the Securities and Exchange Commission on April 7, 2016, as amended by (i) Amendment No. 1 filed with the Securities and Exchange Commission on February 15, 2017, (ii) Amendment No. 2 filed with the Securities and Exchange Commission on April 4, 2019, (iii) Amendment No. 3 filed with the Securities and Exchange Commission on April 14, 2020, and (iv) Amendment No. 4 filed with the Securities and Exchange Commission on June 16, 2021, by supplementing Items 1 and 2 with the following.

Item 1. Description of Registrant’s Securities To Be Registered

On June 20, 2023, the Company entered into a Fifth Amendment to the Section 382 Rights Agreement (the “Fifth Amendment”), which amends the Section 382 Rights Agreement, dated as of April 6, 2016 (the “Rights Agreement”), by and among the Company, and Computershare Trust Company, N.A. and Computershare Inc., as rights agent, as amended by (i) the First Amendment to the Section 382 Rights Agreement dated as of February 14, 2017 (the “First Amendment”), (ii) the Second Amendment to the Section 382 Rights Agreement dated as of April 3, 2019 (the “Second Amendment”), (iii) the Third Amendment to the Section 382 Rights Agreement dated as of April 13, 2020 (the “Third Amendment”), and (iv) the Fourth Amendment to the Section 382 Rights Agreement dated as of June 16, 2021 (the “Fourth Amendment”).

The Fifth Amendment to the Rights Agreement (i) increases the purchase price for each one one-thousandth (1/1000th) of a share of the Company’s Series A Participating Cumulative Preferred Stock, par value $1.00 per share, from $18.00 to $160.38; and (ii) extends the Final Expiration Date (as defined in the Rights Agreement) from June 30, 2023 to June 30, 2026.

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to the full text of the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-A filed on April 7, 2016 and is incorporated herein by reference, the First Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 5, 2017 and is incorporated herein by reference, the Second Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 4, 2019 and is incorporated herein by reference, the Third Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 14, 2020 and is incorporated herein by reference, the Fourth Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 16, 2021 and is incorporated herein by reference, and the Fifth Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 21, 2023 and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
3.1
Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Centrus Energy Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-A filed on April 7, 2016)

4.1
Section 382 Rights Agreement dated as of April 6, 2016, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-A filed on April 7, 2016)

4.2
First Amendment to the Section 382 Rights Agreement, dated February 14, 2017 by and among Centrus Energy Corp., Computershare Trust Company, N.A., and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017)

4.3
Second Amendment to the Section 382 Rights Agreement, dated as of April 3, 2019, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on April 4, 2019)

4.4
Third Amendment to the Section 382 Rights Agreement, dated as of April 13, 2020, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on April 14, 2020)

4.5
Fourth Amendment to the Section 382 Rights Agreement, dated as of June 16, 2021, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 16, 2021)

4.6
Fifth Amendment to the Section 382 Rights Agreement, dated as of June 20, 2023, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 21, 2023)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrus Energy Corp.

Date:	June 20, 2023	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer